Exhibit 5


                                TRUST CERTIFICATE

No. 1                              $37,500,000               CUSIP NO. 45408V203

                       SEE REVERSE FOR CERTAIN DEFINITIONS

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL CERTIFICATES REPRESENTED HEREBY, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO CEDE & CO. OR BY CEDE & CO. TO DTC OR TO ANOTHER NOMINEE OF DTC OR BY DTC OR CEDE & CO. TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

THIS CERTIFICATE REPRESENTS A FRACTIONAL UNDIVIDED INTEREST IN THE TRUST AND DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY THE DEPOSITOR OR THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE DEPOSITED ASSETS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR ANY OTHER PERSON.

THE HOLDER OF THIS CERTIFICATE SHALL HAVE NO DIRECT RIGHT TO PRINCIPAL OR INTEREST PAYMENTS IN RESPECT OF THE UNDERLYING SECURITIES. THE REGISTERED HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL LOOK SOLELY TO THE ASSETS DEPOSITED IN THE TRUST, TO THE EXTENT OF ITS RIGHTS THEREIN, FOR DISTRIBUTIONS HEREUNDER.

                          INDEXPLUS TRUST SERIES 2003-1

              1,500,000 INDEXPLUS TRUST CERTIFICATES SERIES 2003-1

                  $37,500,000 STATED AMOUNT TRUST CERTIFICATES
                    ($25 STATED AMOUNT PER TRUST CERTIFICATE)

evidencing a fractional undivided beneficial interest in the assets of the Trust, as defined below, initially consisting principally of $37,500,000 aggregate principal amount of the underlying securities (the "Underlying Securities") listed on the table below and all payments received thereon deposited in trust by Merrill Lynch Depositor, Inc. (the "Depositor").

              THIS CERTIFIES THAT CEDE & CO. is the registered owner of a nonassessable, fully-paid, fractional undivided interest in the assets of the INDEXPLUS Trust Series 2003-1 (the "Trust") formed by the Depositor. Under the Trust Agreement, as defined below, the Certificateholders are entitled to receive on each Distribution Date until May 15, 2033 the distributions, if any, received by the Trust on the Underlying Securities. Initially, on each Interest Distribution Date, interest distributions are expected to be made at a pass-through rate of 6.0518% per annum on the Stated Amount of the Certificates, subject to adjustment as described in the Trust Agreement.

              The Trust was created pursuant to a Standard Terms for Trust Agreements, dated as of February 20, 1998 (the "Standard Terms"), between the Depositor and The Bank of New York, as successor to United States Trust Company of New York, a New York corporation, as Trustee (the "Trustee") and as securities intermediary (the "Securities Intermediary"), as supplemented by the INDEXPLUS Trust Certificates Series 2003-1 Series Supplement, dated as of December 17, 2003 (the "Supplement" and, together with the Standard Terms, the "Trust Agreement"), between the Depositor and the Trustee and the Securities Intermediary. This Certificate does not purport to summarize the Trust Agreement and reference is hereby made to the Trust Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee with respect hereto. A copy of the Trust Agreement may be obtained from the Trustee by written request sent to the Corporate Trust Office. Capitalized terms used but not defined herein have the meanings assigned to them in the Trust Agreement.

              This Certificate is one of the duly authorized Certificates designated as the INDEXPLUS Trust Certificates Series 2003-1 (herein called the "Certificates"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The property of the Trust consists of the Underlying Securities, all payments received or receivable on the Underlying Securities accrued on or after the Cut-off Date, and the other Deposited Assets, if any, all as more fully specified in the Trust Agreement.

                            THE UNDERLYING SECURITIES

----------------------------------------------------------------------------------------------------------
                                             Coupon
    Name of Issuer                            Rate        Maturity Date         Principal          CUSIP
----------------------------------------------------------------------------------------------------------
 1  The Boeing Company                       6.125%     February 15, 2033      $2,213,000        097023AU9

----------------------------------------------------------------------------------------------------------
 2  Citigroup Inc.                           5.875%     February 22, 2033      $2,213,000        172967BU4

----------------------------------------------------------------------------------------------------------
 3  Credit Suisse First Boston (USA),        7.125%       July 15, 2032        $2,213,000        22541LAE3
    Inc.

----------------------------------------------------------------------------------------------------------
 4  DaimlerChrysler North America            8.500%      January 18, 2031      $2,213,000        233835AQ0
    Holding Corporation

----------------------------------------------------------------------------------------------------------
 5  Ford Motor Company                       7.450%       July 16, 2031        $2,213,000        345370CA6

----------------------------------------------------------------------------------------------------------
 6  General Electric Capital Corporation     6.750%       March 15, 2032       $2,213,000        36962GXZ2

----------------------------------------------------------------------------------------------------------
 7  General Motors Acceptance Corporation    8.000%      November 1, 2031      $2,213,000        370425RZ5

----------------------------------------------------------------------------------------------------------
 8  The Goldman Sachs Group, Inc.            6.125%     February 15, 2033      $2,213,000        38141GCU6

----------------------------------------------------------------------------------------------------------
 9  Johnson & Johnson                        4.950%        May 15, 2033        $2,213,000        478160AL8

----------------------------------------------------------------------------------------------------------
10  The May Department Stores Company        6.900%      January 15, 2032      $2,213,000        577778BQ5

----------------------------------------------------------------------------------------------------------
11  Time Warner Inc.                         6.625%        May 15, 2029        $2,213,000        887315BN8

----------------------------------------------------------------------------------------------------------
12  Valero Energy Corporation                7.500%       April 15, 2032       $2,213,000        91913YAE0

----------------------------------------------------------------------------------------------------------
13  Verizon Global Funding Corp.             7.750%        June 15, 2032       $2,213,000        92344GAS7

----------------------------------------------------------------------------------------------------------
14  Viacom Inc.                              5.500%        May 15, 2033        $2,213,000        925524AV2

----------------------------------------------------------------------------------------------------------
15  Weyerhaeuser Company                     7.375%       March 15, 2032       $2,213,000        962166BR4

----------------------------------------------------------------------------------------------------------
16  United States Department of Treasury     0.000%        May 15, 2030        $4,305,000        912803CH4
----------------------------------------------------------------------------------------------------------

              Subject to the terms and conditions of the Trust Agreement (including the availability of funds for distributions) and until the obligation created by the Trust Agreement shall have terminated in accordance therewith, distributions will be made on each Distribution Date to the Person in whose name this Certificate is registered on the applicable Record Date, in an amount equal to such Certificateholder's fractional undivided interest in the amount required to be distributed to the Holders of the Certificates on such Distribution Date. The Record Date applicable to any Distribution Date is the close of business on the day immediately preceding such Distribution Date.

              Each Certificateholder, by its acceptance of a Certificate, covenants and agrees that such Certificateholder will not at any time institute against the Trust, or join in any institution against the Trust of, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates or the Trust Agreement.

              Distributions made on this Certificate will be made as provided in the Trust Agreement by the Trustee by check mailed to the Certificateholder of record in the Certificate Register or by wire transfer to an account designated by such Holder without the presentation or surrender of this Certificate or the making of any notation hereon of, except that with respect to Certificates registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee shall be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the Corporate Trust Office or such other location as may be specified in such notice.

              Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

              The Trustee does not assume responsibility for the accuracy of the statements in the Certificate and the reverse hereof.

              Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, this Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or be valid for any purpose.

              THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

              IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

                                     INDEXPLUS TRUST SERIES 2003-1

                                     By: THE BANK OF NEW YORK,
                                         solely in its capacity as Trustee under
                                         the Trust Agreement and not in its
                                         individual capacity


Dated:  December 17, 2003            By:
                                        ----------------------------------------
                                                  Authorized Signatory



                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

              This is one of the Certificates described in the Trust Agreement referred to herein.

                                     INDEXPLUS TRUST SERIES 2003-1

                                     By: THE BANK OF NEW YORK,
                                         solely in its capacity as Trustee under
                                         the Trust Agreement and not in its
                                         individual capacity


Dated:  December 17, 2003            By:
                                        ----------------------------------------
                                                  Authorized Signatory

                            (REVERSE OF CERTIFICATE)

              The Certificates are limited in right of distribution to certain payments and collections respecting the Underlying Securities, all as more specifically set forth herein and in the Trust Agreement. The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Deposited Assets (to the extent of its rights therein) for interest and principal distributions hereunder.

              The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the Trustee and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor and the Trustee with the consent of the Holders of Certificates evidencing greater than 66 2/3% of the aggregate Voting Rights of the Certificates subject to certain provisions set forth in the Trust Agreement. Any such consent by the Holder of this Certificate (or any predecessor Certificate) shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

              As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Trustee in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by an assignment in the form below and by such other documents as required by the Trust Agreement signed by, the Holder hereof, and thereupon one or more new Certificates of the same class in Authorized Denominations evidencing the same principal amount will be issued to the designated transferee or transferees. The initial Certificate Registrar appointed under the Trust Agreement is United States Trust Company of New York.

              No service charge will be made for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

              The Depositor, the Trustee and the Securities Intermediary and any agent of the Depositor, the Trustee or the Securities Intermediary may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, or the Securities Intermediary nor any such agent shall be affected by any notice to the contrary.

              It is the intention of the parties to the Trust Agreement that the Trust created thereunder shall constitute a fixed investment trust for United States federal income tax purposes under Treasury Regulation Section 301.7701-4, and the Certificateholder, by its acceptance of this Certificate, agrees to treat the Certificates, the distributions from the Trust and its beneficial interest in the Trust consistently with such characterization.

              The Trust may not engage in any business or activities other than in connection with, or relating to, the holding, protecting and preserving of the Deposited Assets and the issuance of the Certificates and the Call Rights, and other than those required or authorized by the Trust Agreement or incidental and necessary to accomplish such activities. The Trust may not issue or sell any certificates or other obligations other than the Certificates and the Call Rights or otherwise incur, assume or guarantee any indebtedness for money borrowed.

              The Trust and the obligations of the Depositor, the Trustee and the Securities Intermediary created by the Trust Agreement with respect to the Certificates shall terminate upon the earlier of (i) the payment in full at maturity or sale by the Trust after a Removal Event on the last remaining Underlying Securities and the distribution in full of all amounts due to the Certificateholders, (ii) the exchange of all outstanding Certificates for all of the Underlying Securities pursuant to one or more Optional Exchanges and (iii) the election by Certificateholders who hold all, but not less than all, of the outstanding Certificates to terminate the Trust.

              If an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including an individual retirement account or Keogh plan (each, a "Plan"), purchases Certificates, certain aspects of such investment, including the operation of the Trust, might be subject to the prohibited transaction provisions under ERISA and the Internal Revenue Code of 1986, as amended (the "Code"), unless certain exemptions apply. A Plan should consult its advisors concerning the ability of such Plan to purchase Certificates under ERISA or the Code.

                                   ASSIGNMENT

              FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
(PLEASE INSERT SOCIAL SECURITY OR TAXPAYER IDENTIFICATION OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
(PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

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Attorney to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:



                                Signature:
                                          -------------------------------------*




                      Signature Guarantee:
                                          -------------------------------------*











* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a brokerage firm or financial institution that is a member of a Securities Approved Medallion Program such as Securities Transfer Agents Medallion Program (STAMP), Stock Exchange Medallion Program (SEMP) or New York Stock Exchange Inc. Medallion Signature Program (MSP).

                            OPTION TO ELECT EXCHANGE


              If you wish to have this Certificate, or a portion thereof, exchanged by the Trustee pursuant to Section 4.07 of the Standard Terms, check the Box: [ ]

              If you wish to have less than all of this Certificate exchanged, state the amount:

              $-------------------.



Date:



                        Your Signature:
                                       -----------------------------------------
                                           (Sign exactly as your name appears
                                          on the other side of this Certificate)


                   Signature Guarantee:
                                       -----------------------------------------